UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2007
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Date of Report (Date of earliest event reported)

A.B. WATLEY GROUP INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-14897	13-3911867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Broad Street, Suite 1728
New York, New York 10004
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(Address of principal executive offices, including zip code)

(646) 753-9301
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(Registrant's telephone number, including area code)

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 10, 2007 the jury in the U.S. District Court for the Eastern District of New York found our President and Vice Chairman, our former Chief Operating Officer, and the former Chief Compliance Officer of A.B. Watley, Inc., a former operating subsidiary of ours, not guilty on all counts brought against them with the exception of the first count charging conspiracy to commit securities fraud. With respect to that count, the court declared a mistrial after the jury deadlocked. The counts stemmed from a March 21, 2006 indictment charging the above named persons with conspiracy and securities fraud. The charges filed against the named persons and others by the United States Attorney’s Office for the Eastern District of New York resulted from its joint investigation with the Securities and Exchange Commission (“SEC”) into an alleged securities fraud scheme involving front-running at certain brokerage firms through the use of “squawk boxes,” internal communications systems used by brokers at large brokerage houses to communicate market information and institutional trade orders.

As previously announced, as the result of the joint investigation, on March 21, 2006 the Securities and Exchange Commission filed a civil injunctive action against us, our Chairman, our President and Vice Chairman, our former Chief Operating Officer, the former Chief Compliance Officer of A.B. Watley Inc. and other former A.B. Watley Inc. traders, along with others. The SEC proceeding was stayed pending the outcome of the jury trial. The SEC action seeks, among other things, disgorgement of alleged illegal profits, penalties and injunctive relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.B. WATLEY GROUP INC.

By: /s/ Robert Malin
Name: Robert Malin
Title: President

Date: May 21, 2007